Exhibit 10.3

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is entered into and made effective as of June 30, 2022 (the “Effective Date”), by and among: (1) SIXFIFTEEN TECHNOLOGIES HOLDING CORP., a Delaware corporation (“Corp”); (2) TDG ACQUISTION COMPANY, LLC, a Delaware limited liability company (“TDG”); (3) THAYER LONGVIEW TDG, LLC, a Delaware limited liability company (“TL”); (4) SIXFIFTEEN FUNDING, LLC, a Delaware limited liability company (“Funding LLC”; and collectively with TDG and TL, the “LLCs” and each individually an “LLC”); and (5) the MEMBERS OF LLCS listed on Annex A to this Agreement (each, a “Member” and collectively, the “Members”). Each of the parties to this Agreement is sometimes individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, each Member is a member holding membership interests in one or more of the LLCs (and in the case of one Member, notes payable by one of the LLCs (“Tuckerman Notes”)) as more particularly set forth in Annex A hereto (collectively, the “LLC Interests”), which LLC Interests constitute all of the issued and outstanding equity interests in the LLCs;

WHEREAS, the Members now desire to contribute and transfer their respective LLC Interests to Corp in consideration of the issuance by Corp to the Members shares of its Common Stock, par value $.0001 per share (“Common Stock”), as more particularly set forth in Annex A hereto (collectively, the “New Corp Shares”) on the terms and and subject to the conditions set forth in this Agreement;

WHEREAS, as a consequence of the foregoing (among other things) each LLC will become a wholly-owned subsidiary of Corp; and

WHEREAS, the Parties intend that the transactions contemplated hereby qualify as a tax-free transaction under Section 351 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), as and to the extent permissible thereunder;

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
tHE CONTRIBUTION

Section 1.01 Contribution. Effective on the Effective Date, each Member hereby contributes, assigns, transfers and delivers to Corp, and Corp hereby accepts and receives from each Member as a contribution to Corp’s capital, such Member’s LLC Interests (collectively, the “Contribution”) as more particularly set forth opposite such Member’s name on Annex A attached hereto. As full consideration for the Contribution of each Member, effective on the Effective Date Corp shall issue and deliver to such Members the number of shares of Common Stock set forth opposite such Member’s name on Annex A attached hereto (the “New Corp Shares”).

Section 1.02 Closing. The closing of the Contribution (the “Closing”) will take place electronically as soon as practicable after the first date on or after the Effective Date on which all Parties shall have executed and delivered a counterpart of this Agreement.

Section 1.03 Actions at Closing. In the Closing, the following actions will take place: (a) Corp will record on its official stock transfer books and records each Member’s ownership of such Member’s New Corp Shares (subject to the transfer restrictions thereon provided for in Section 2.11 below); and (b) the Parties will execute and deliver such additional documents or instruments as a Party may reasonably request or as may be necessary to further evidence and/or effect the Contribution and/or other transactions contemplated by this Agreement (collectively with this Agreement, the “Transaction Documents”). In connection with any subsequent initial public offering or direct listing of Common Stock, Corp will deliver to each Member who so requests a certificate representing such Member’s New Corp Shares bearing the restrictive legend(s) provided for in Section 2.10 below.

Section 1.04 Effects of Contribution. The Contribution shall have the effects under Delaware law and the applicable provisions of Section 351 of the Code. Without limiting the generality of the foregoing, and subject thereto, from and after the Closing: all property, rights, privileges, immunities, powers, franchises, licenses, authority, debts, liabilities, obligations, restrictions, and duties of LLC shall remain with LLC. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the Parties acknowledge and agree that no Party is making any representation or warranty as to the qualification of the Contribution as a tax-free transaction under Section 351 of the Code or as to the effect, if any, that any transaction consummated prior or after the Effective Date has or may have on any such reorganization status. The Parties further acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the Contribution and other transactions contemplated by this Agreement, and (ii) is responsible for paying its own taxes, including without limitation, any adverse tax consequences that may result if the Contribution is determined not to qualify as a tax-free transaction under Section 351 of the Code.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF MEMBERS

As an inducement to Corp and the LLC’s to enter into this Agreement and to consummate the transactions contemplated herein, each Member (as to such Member only) represents and warrants to Corp and the LLCs as follows:

Section 2.01 Good Title. Such Member is the legal and beneficial owner of, and has good and marketable title, such Member’s LLC Interests at set forth in Annex A hereto, with the right and authority to deliver such LLC Interests to Corp as provided herein (subject to, in each case, the restrictions on transfer thereof set forth in the respective limited liability company operating agreements of the LLCs (collectively, the “LLC Agreements”), which restrictions are hereby waived by each of the relevant Parties).

Section 2.02 Power and Authority. All acts required to be taken by such Member to enter into this Agreement and the other Transaction Documents executed by such Member and to carry out the Contribution (if any) have been properly taken. This Agreement and such other Transaction Documents constitute such Member’s legal, valid and binding obligations, enforceable against such Member in accordance with the terms hereof and thereof.

2

Section 2.03 No Conflicts. The execution and delivery by such Member of this Agreement and the other Transaction Documents executed by such Member and the performance by such Member of his, her, or its obligations hereunder and thereunder does not and will not: (i) require the consent of any governmental entity under any laws; (ii) violate any laws applicable to the Member; or (iii) violate or breach any contractual obligation to which such Member is a party or subject.

Section 2.04 No Brokers or Finders. Such Member has not agreed to pay, nor has taken any action that will result in any person or entity becoming obligated to pay or entitled to receive, any investment banking, brokerage, finders, or similar fee or commission in connection with the Contribution.

Section 2.05 Accredited Investor. Such Member is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

Section 2.06 Acquistion for Own Account. The New Corp Shares to be acquired by such Member in the Contribution hereunder will be acquired for his, her or its own account for investment purposes only, and not with a view to the resale or distribution of any part thereof, and such Member has no present intention of selling or otherwise distributing such New Corp Shares except in compliance with this Agreement, the Securities Act and all other applicable securities laws.

Section 2.07 Available Information. Such Member has such knowledge and experience in financial and business matters that such Member is capable of evaluating the merits and risks of an investment in Corp.

Section 2.08 Non-Registration. Such Member understands that the New Corp Shares to be acquired by such Member hereunder have not been registered under the Securities Act.

Section 2.09 Restricted Securities. Such Member understands that the New Corp Shares to be acquired by such Member hereunder are “restricted securities” under the Securities Act and may not be offered or sold by such Member unless pursuant to an effective registration statement under the Securities Act or an exemption therefrom.

Section 2.10 Legends. It is understood that certificate(s) representing the New Corp Shares to be acquired by such Member hereunder will bear: (A) the following legend (or another legend that is similar to the following):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND EXEMPTIONS UNDER STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (2) IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

3

and (B) any further legend(s) required by the “blue sky” laws of any state to the extent such laws are applicable to such New Corp Shares.

Section 2.11 Transfers. Such Member will not transfer any or all of the New Corp Shares to be acquired by such Member hereunder absent an effective registration statement under the Securities Act and all applicable state securities law covering the disposition of such New Corp Shares, and without first providing Corp with an opinion of counsel (which counsel and opinion are reasonably satisfactory to Corp) to the effect that such transfer will be exempt from the registration and the prospectus delivery requirements of the Securities Act and registration or qualification requirements of aplicable state securities laws.

Section 2.12 Reliance. Such Member understands that the New Corp Shares to be acquired by such Member hereunder are being offered to such Member in reliance upon the truth and accuracy of (or such Member’s compliance with) the representations, warranties, agreements and understandings of such Member set forth in this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF LLCS

Each LLC (as to such Member only) hereby represents and warrants to Corp and Members as follows:

Section 3.01 Organization and Standing. Such LLC is a limited liability company duly organized and existing in good standing under the laws of the State of Delaware. Such LLC has heretofore delivered to Corp complete and correct copies of its certificate of formation and its LLC Agreement as now in effect. Such LLC has full power and authority to carry on its business(es) as now conducted and to own, lease and/or operate its properties and assets.

Section 3.02 Capital Structure of LLC. All such LLC’s LLC Interests are issued and outstanding, constitute the only issued and outstanding LLC Interests in such LLC, and are free from any encumbrance, lien or charge (not arising through the Members as such) other than the restrictions on transfer thereof set forth in its LLC Agreement (which restrictions are hereby waived by each of the relevant Parties). There are no issued and outstanding warrants, options, convertible securities or purchase rights issued or granted by such LLC to purchase or acquire LLC Interests in LLC.

Section 3.03 Corporate Acts and Proceedings. The execution and delivery of this Agreement and other Transaction Documents executed by such LLC and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary action on the part of such LLC. This Agreement and such other Transaction Documents constitute such LLC’s legal, valid and binding obligations, enforceable against such LLC in accordance with the terms hereof and thereof.

Section 3.04 Governmental Consents. All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of such LLC required in connection with the consummation of the Contribution shall have been obtained prior to, and be effective as of, the Closing.

4

Section 3.05 Compliance with Laws and Instruments. There is no judgment, injunction, order, or decree binding upon such LLC which has or would reasonably be expected to have the effect of prohibiting or materially impairing LLC’s business or its ability to consummate the Contribution.

Section 3.06 No Conflict. The execution and delivery by such LLC of this Agreement and the other Transaction Documents executed by such LLC and the performance by such LLC of its obligations hereunder and thereunder does not and will not: (i) require the consent of any governmental entity under any laws; (ii) violate any laws applicable to such LLC; or (iii) violate or breach any contractual obligation to which such LLC is a party or subject.

Section 3.07 No Brokers or Finders. Such LLC has not agreed to pay, nor has taken any action that will result in any person or entity becoming obligated to pay or entitled to receive, any investment banking, brokerage, finders, or similar fee or commission in connection with the Contribution.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF Corp

Corp hereby represents and warrants to LLCs and the Members as follows:

Section 4.01 Organization and Standing. Corp a corporation duly incorporated and existing in good standing under the laws of the State of Delaware. Corp has full power and authority to carry on its business(es) as now conducted and to own, lease and/or operate its properties and assets.

Section 4.02 Capital Structure of Corp. The authorized capital stock of Corp consists of (i) 200,000,000 shares of Common Stock and (ii) 10,000,000 shares of blank check preferred stock, par value $0.0001 per share, of which (immediately after the Effective Date) only 15,000,000 shares of Common Stock (the New Corp Shares) will be issued and outstanding. From and after the Effective Date, all the New Corp Shares will be duly authorized, validly issued, fully paid, and nonassessable shares of Common Stock. There are no issued and outstanding warrants, options, convertible securities or purchase rights issued or granted by Corp to purchase or acquire capital stock of Corp, nor are there outstanding rights first refusal or preemptive rights pertaining to the New Corp Shares.

Section 4.03 Corporate Acts and Proceedings. The execution and delivery of this Agreement and other Transaction Documents executed by Corp and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary action on the part of Corp. This Agreement and such other Transaction Documents constitute Corp’s legal, valid and binding obligations, enforceable against Corp in accordance with the terms hereof and thereof.

Section 4.04 Governmental Consents. All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of Corp required in connection with the consummation of the Contribution shall have been obtained prior to, and be effective as of, the Closing.

Section 4.05 Compliance with Laws and Instruments. There is no judgment, injunction, order, or decree binding upon Corp which has or would reasonably be expected to have the effect of prohibiting or materially impairing Corp’s business or its ability to consummate the Contribution.

5

Section 4.06 No Conflict. The execution and delivery by Corp of this Agreement and the other Transaction Documents executed by Corp and the performance by Corp of its obligations hereunder and thereunder does not and will not: (i) require the consent of any governmental entity under any laws; (ii) violate any laws applicable to Corp; or (iii) violate or breach any contractual obligation to which Corp is a party or subject.

Section 4.07 No Brokers or Finders. Corp has not agreed to pay, nor has taken any action that will result in any person or entity becoming obligated to pay or entitled to receive, any investment banking, brokerage, finders, or similar fee or commission in connection with the Contribution.

ARTICLE V
COVENANTS

Section 5.01 Fees and Expenses. All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses.

Section 5.02 Continued Efforts. Each Party shall use commercially reasonable efforts to (a) take all action reasonably necessary to consummate the Contribution, and (b) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct on and as of the Effective Date.

ARTICLE VI
INDEMNIFICATION

Section 6.01 Indemnification by Parties. Each Party (as such, an “Indemnifying Party”) agrees to indemnify, defend, and hold each other Party and their respective members, stockholders, officers, directors, managers, agents, successors and assigns (such indemnified persons are collectively hereinafter referred to as the “Indemnified Persons”) harmless from and against any and all loss, liability, damage, or deficiency (including interest, penalties, judgments, costs of preparation and investigation, and attorneys’ fees) (collectively “Losses”) that any of the Indemnified Parties may suffer, sustain, incur, or become subject to (A) arising out of or due to: (i) any breach or violation of or default under any covenant, undertaking, agreement, or other obligation of such Party under this Agreement or any of the other Transaction Documents, or (ii) any breach or material inaccuracy of any representation of such Party hereunder or thereunder; and (B) in the absence of any such breach, violation, default or misrepresentation on the part of such Indemnified Person.

Section 6.02 Indemnification Procedures. In the event that any legal proceedings shall be instituted or that any claim or demand (“Claim”) shall be asserted by any person in respect of which payment may be sought under this Article VI, the Indemnified Person shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the Indemnifying Party. The Indemnifying Party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the Indemnified Person, and to defend against, negotiate, settle, or otherwise deal with any Claim which relates to any Losses indemnified against hereunder. If the Indemnifying Party elects to defend against, negotiate, settle, or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within five (5) days (or sooner, if the nature of the Claim so requires) notify the Indemnified Person of its intent to do so. If the Indemnifying Party elects not to defend against, negotiate, settle, or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the Indemnified Person of its election as herein provided or contests its obligation to indemnify the Indemnified Person for such Losses under this Agreement, the Indemnified Person may defend against, negotiate, settle, or otherwise deal with such Claim. If the Indemnified Person defends any Claim, then the Indemnifying Party shall reimburse the Indemnified Person for the expenses of defending such Claim upon submission of periodic bills. If the Indemnifying Party shall assume the defense of any Claim, the Indemnified Person may participate, at his, her, or its own expense, in the defense of such Claim; provided, however, that such Indemnified Person shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if: (i) so requested by the Indemnifying Party or (ii) in the reasonable opinion of counsel to the Indemnified Person, a conflict or potential conflict exists between the Indemnified Person and the Indemnifying Party that would make such separate representation advisable; and provided further that the Indemnifying Party shall not be required to pay for more than one such counsel for all Indemnified Parties in connection with any Claim. The Parties agree to cooperate fully with each other in connection with the defense, negotiation, or settlement of any such Claim.

6

ARTICLE VII
MISCELLANEOUS

Section 7.01 Entire Agreement.  This Agreement contains the entire understanding of the Parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and undertakings between the Parties with respect to such subject matter, written and oral. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties.

Section 7.02 Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified by such Party. Such notice shall be deemed given: (i) if delivered personally, upon delivery as evidenced by delivery records; (ii) if sent by telephone facsimile, upon confirmation of receipt; (iii) if sent by certified or registered mail, postage prepaid, five (5) days after the date of mailing; (iv) if sent by nationally recognized express courier, two (2) business days after the date of placement with such courier; (v) via e-mail with delivery receipt.

Section 7.03 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, assigns, and heirs; provided, however, that no Party shall directly or indirectly transfer, assign or delegate any of its rights or obligations hereunder in whole or in part without the written consent of Corp, which may be withheld in its sole discretion, and any such transfer, assignment or delegation (as the case may be without said consent shall be void ab initio.

Section 7.04 Public Announcements. Each of the Parties will consult with each others before issuing, and provide each other the opportunity to review and comment upon, any press release, social media post or other public statements with respect to this Agreement and the transaction contemplated hereby and shall not issue any such press release, social media post or make any such public statement prior to such consultation, except as may be required by applicable law, court process, or by obligations pursuant to any listing agreement with any national securities exchange.

7

Section 7.05 Amendment; Waiver. This Agreement may not be amended, supplemented, or changed except by an instrument in writing signed by all the Parties. Any Party may waive in writing any obligation owed to it by any other Party under this Agreement or other Transaction Document(s). No waiver of any party of any default, misrepresentation, breach of warranty, or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, breach of warranty, or covenant hereunder or thereunder, or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

Section 7.06 LLC Agreements. The Parties agree that (in order to avoid any doubt): (a) the Contribution and other transactions contemplated hereby are consented to and permitted for all purposes by each LLC and each Member (in his/her/its capacity as a manager, director and/or member of one or more LLC) notwithstanding the respective terms of the LLC Agreements, and (b) from and after the Effective Date, the Members will no longer be members of any LLC or party to any LLC Agreement.

Section 7.07 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

Section 7.08 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the conflicts of laws principles thereof.

Section 7.09 Severability. If any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions shall continue in full force and effect without being impaired or invalidated in any way, and the Parties agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision.

[Signature pages follows]

8

IN WITNESS WHEREOF, the Parties have executed this Agreement to be binding and effective as of the day and year first above written.

Corp:	LLCs:

SIXFIFTEEN TECHNOLOGIES	TDG ACQUISTION COMPANY, LLC
HOLDING CORP.	a Delaware limited liablity company
a Delaware Corporation

By:	By:
Name:	Name:
Title:	Title:

THAYER LONGVIEW TDG, LLC
a Delaware limited liablity company

By:
Name:
Title:

SIXFIFTEEN FUNDING, LLC,
a Delaware limited liablity company

By:
Name:
Title:

Members:	Members:

TUCKERMAN IV TDG, INC.	BARTON S. VANDERBURG LIVING
TRUST DATED 10/16/2007

By:	By:
Name:	Name:
Title:	Title: Trustee

Signature Page to Contribution Agreement-1

Richard Ryan	Barton S. Vanderurg

James Balet	Joan Arcari

Christina Ashley	Andrew Behe

Timothy Briglin	Geoffrey Furman

James Hoesley	Sandra Lerner

Mart Liinve	Edward MacMahon

Peter Miliken	Heidi Miller

Robert Miller	William O’Brien

Jon Oleksyk	Eric Pagel

Theodore Ricks	Matthew Voss

Bahar Wadia	Timothy Weaver

Kevin Weinstein

Signature Page to Contribution Agreement-2

Annex A

[See following page]

A-1